JOINT FILERS’ SIGNATURES

SEG PARTNERS L.P.
By: SEG Partners Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: November 28, 2017
Name: George S. Loening
Title: Authorized Person

SEG PARTNERS II, L.P.
By: SEG Partners II Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: November 28, 2017
Name: George S. Loening
Title: Authorized Person

SEG PARTNERS OFFSHORE MASTER FUND, LTD.

By: /s/ George S. Loening	Date: November 28, 2017
Name: George S. Loening
Title: Authorized Person

GEORGE S. LOENING

By: /s/ George S. Loening	Date: November 28, 2017